SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant☐

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☒ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Federal Realty Investment Trust

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      ☒ No fee required.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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March 31, 2004

Dear Shareholder:

      Please accept our invitation to attend our Annual Meeting of Shareholders on Wednesday, May 5, 2004 at 10:00 a.m. This year’s meeting will be held at Woodmont Country Club, 1201 Rockville Pike, Rockville, Maryland.

      Although the business to be conducted at the meeting is set forth in the formal notice that follows, we would like to take a moment to bring your attention to several proposals being presented at this year’s meeting as part of our ongoing efforts to strengthen the Trust’s corporate governance and enhance shareholder rights. They are as follows:

•	electing two Trustees to serve until the Trust’s 2007 Annual Meeting of Shareholders;

•	amending the Trust’s Declaration of Trust to reduce the permissible size of the Board of Trustees;

•	amending the Trust’s Declaration of Trust to decrease the number of votes necessary for shareholders to remove a Trustee from the Board of Trustees with or without cause; and

•	ratifying Grant Thornton LLP as the Trust’s independent accountant for fiscal year 2004.

      These are important matters and we urge you to take the time to vote. In addition, management will provide a review of 2003 operating results and discuss the Trust’s outlook for the future. After the formal presentation, our Trustees and management will be available to answer any questions that you may have.

      You may vote by mail by completing, signing and returning the enclosed proxy card. You may also vote either by telephone (1-800-PROXIES) or on the Internet (www.voteproxy.com) by following the instructions on your proxy card.

      Again, your vote is important. We urge you to vote by one of the three methods mentioned above.

      We look forward to seeing you on May 5.

Sincerely,

Mark S. Ordan Chairman of the Board	Donald C. Wood President and Chief Executive Officer

FEDERAL REALTY INVESTMENT TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 5, 2004

To Our Shareholders:

      The 2004 Annual Meeting of Shareholders of Federal Realty Investment Trust (“Federal Realty” or the “Trust”) will be held at Woodmont Country Club, 1201 Rockville Pike, Rockville, Maryland, on Wednesday, May 5, 2004, at 10:00 a.m. for the purpose of considering and acting upon the following:

1.	The election of two Trustees to serve until the Trust’s 2007 Annual Meeting of Shareholders.

2.	A proposal to amend the Trust’s Declaration of Trust to change the permissible size of the Board from a range of 3 to 15 Trustees to a range of 5 to 10 Trustees.

3.	A proposal to amend the Trust’s Declaration of Trust to decrease the vote required by shareholders to remove a Trustee with or without cause from 80% to 67%.

4.	The ratification of the appointment of Grant Thornton LLP as the Trust’s independent accountant for the fiscal year ending December 31, 2004.

5.	The transaction of such other business as may properly come before the meeting or any adjournment.

      Shareholders of record at the close of business on March 24, 2004 are entitled to notice of and to vote at the Annual Meeting.

For the Trustees:

Dawn M. Becker
Senior Vice President — General Counsel and Secretary

Your vote is important. Please vote, even if you plan to attend the meeting, by completing, signing and returning the enclosed proxy card, by telephone (1-800-PROXIES) or on the Internet (www.voteproxy.com) by following the instructions on your proxy card. You may revoke your proxy by submitting a proxy bearing a later date, or by voting in person at the Annual Meeting.

ABOUT THE MEETING
What is the purpose of the Annual Meeting?
Who is entitled to vote at the meeting?
What constitutes a quorum?
How do I vote?
Can I change my vote after I return my proxy card?
What are the Board’s recommendations?
What vote is required to approve each item?
SHARE OWNERSHIP
Who are the largest owners of the Trust’s Shares?
How many Shares do the Trust’s Trustees and executive officers own?
ITEM 1 Election of Trustees
Who are the Trustees standing for election?
Which Trustees are independent?
What committees has the Board established, and how often did the Board and committees meet during 2003?
How are the Trustees compensated?
How can shareholders communicate with the Trustees?
EXECUTIVE OFFICERS
Who are the Trust’s executive officers?
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
Option Awards in 2003
Aggregated Option Exercises in 2003 and December 31, 2003 Option Values
Long-Term Incentive Plans -- Awards in Last Fiscal Year
Equity Compensation Plan Information
Employment Agreements and Termination of Employment and Change-in-Control Arrangements
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
Compensation Committee Interlocks and Insider Participation
Performance Graph
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
PROPOSALS TO AMEND THE TRUST’S DECLARATION OF TRUST
ITEM 2 Amendment of the Trust’s Declaration of Trust to Change Permissible Size of the Board
Proposed Amendment to Declaration of Trust
Reasons for the Amendment
Effect of the Amendment
Required Vote
No Dissenters’ Appraisal Rights
ITEM 3 Amendment of the Trust’s Declaration of Trust to Decrease Vote Required to Remove a Trustee With or Without Cause
Proposed Amendment to Declaration of Trust
Reasons for the Amendment
Effect of the Amendment
Required Vote
No Dissenters’ Appraisal Rights
ITEM 4 Ratification of Independent Accountants
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
REPORT OF THE AUDIT COMMITTEE
ANNUAL REPORT
SOLICITATION OF PROXIES, SHAREHOLDER PROPOSALS AND OTHER MATTERS
Appendix A

FEDERAL REALTY INVESTMENT TRUST

1626 East Jefferson Street, Rockville, Maryland 20852

PROXY STATEMENT

March 25, 2004

      Proxies in the form enclosed are solicited by the Board of Trustees of Federal Realty Investment Trust for use at the 2004 Annual Meeting of Shareholders (“Annual Meeting”) to be held at 10:00 a.m., Wednesday, May 5, 2004, at Woodmont Country Club, 1201 Rockville Pike, Rockville, Maryland.

      This proxy statement and an accompanying proxy are being mailed to shareholders on or about March 31, 2004, together with the Trust’s 2003 Annual Report, which includes audited financial statements for the year ended December 31, 2003.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

      At the Annual Meeting, shareholders will act upon the matters outlined in the notice of meeting included in this proxy statement. In addition, management will report on the performance of the Trust during 2003 and respond to questions from shareholders.

Who is entitled to vote at the meeting?

      Only holders of record of the Trust’s common shares of beneficial interest (“Shares”) at the close of business on March 24, 2004, the record date for the meeting, are entitled to receive notice of and to vote at the annual meeting. On that date, the Trust had                               Shares outstanding. If you were a shareholder of record on that date, you will be entitled to vote all of the Shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

What constitutes a quorum?

      At the Annual Meeting, the presence, in person or by proxy, of a majority of the outstanding Shares entitled to vote constitutes a quorum, permitting the conduct of the business of the meeting. Abstentions will be counted for purposes of determining a quorum.

How do I vote?

      If you complete and properly sign and mail the accompanying proxy card, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their Shares.

      If you are a registered shareholder, you may vote by telephone (1-800-PROXIES), or electronically through the Internet (www.voteproxy.com), by following the instructions included with your proxy card. If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

Can I change my vote after I return my proxy card?

      Yes. A proxy may be revoked by a registered shareholder at any time before it is exercised at the Annual Meeting by submitting a proxy bearing a later date or by voting in person at the Annual Meeting.

What are the Board’s recommendations?

      Unless you give other instructions on your proxy card, the persons named as proxies on the proxy card will vote in accordance with the recommendations of the Board of Trustees with respect to the election of each of the two Trustees nominated and the ratification of the Trust’s independent accountants. In other words, the proxies will vote FOR both of these proposals. With respect to the two proposals to amend the Trust’s declaration of trust, the named proxies will not vote on either of these proposals unless you have given instructions on your proxy card specifically directing the proxy how to vote on the applicable amendment.

      With respect to any other matter that properly comes before the meeting, the named proxies will vote as recommended by the Board of Trustees or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

      As to each item, shareholders are entitled to cast one vote per Share. The affirmative vote of a plurality of votes cast at the meeting, in person or by proxy, is required for the election of Trustees and the ratification of the Trust’s independent accountants. Abstentions will not affect either the outcome of the vote on the election of Trustees or the ratification of the Trust’s independent accountants. The affirmative vote of a majority of all Shares outstanding and entitled to vote at the meeting is required to approve each of the amendments to the Trust’s declaration of trust. A withheld vote or an abstention on either or both of the amendments to the Trust’s declaration of trust will have the effect of a vote against the proposal(s), as applicable.

SHARE OWNERSHIP

Who are the largest owners of the Trust’s Shares?

      To the Trust’s knowledge, based upon information available to the Trust, beneficial owners of more than 5% of the Trust’s Shares as of March 24, 2004, are as follows: [NOTE: This is current information through February 25, 2004 and will be updated as of March 24, 2004.]

Name and Address	Amount and Nature of	Percent
of Beneficial Owner	Beneficial Ownership	of Class

Morgan Stanley(1)	4,688,008	%
1585 Broadway
New York, New York 10036
Cohen & Steers Capital Management, Inc.(2)	3,296,544	%
757 Third Avenue
New York, New York 10017
AEW Capital Management L.P.(3)	2,667,793	%
225 Franklin Street
Boston, MA 02110

(1)	Information based on a Schedule 13G/A filed with the Securities and Exchange Commission (“SEC”) on February 17, 2004 by Morgan Stanley and its wholly owned subsidiary, Morgan Stanley Investment Management Inc. The Schedule 13G/ A indicates that Morgan Stanley is a parent holding company with shared voting power over 3,422,941 Shares and shared dispositive power over 3,422,941 Shares, and that Morgan Stanley Investment Management Inc. is an investment adviser with shared voting power over 3,081,900 Shares and shared dispositive power over 3,081,900 Shares.

(2)	Information based on a Schedule 13G/A filed with the SEC on February 17, 2004 by Cohen & Steers Capital Management, Inc. The Schedule 13G/ A indicates that the reporting entity is an investment adviser with sole voting power over 2,930,244 Shares and sole dispositive power over 3,296,544 Shares.

(3)	Information based on a Schedule 13G filed with the SEC on February 12, 2004 by AEW Capital Management L.P., AEW Capital Management, Inc., AEW Management and Advisors, L.P. and AEW Investment Group, Inc. The Schedule 13G indicates that the reporting entities have aggregated sole voting power over 2,667,793 Shares and aggregated sole dispositive power over 2,667,793 Shares.

How many Shares do the Trust’s Trustees and executive officers own?

      As of March 24, 2004, Trustees and executive officers as a group, and each Trustee, Trustee nominee and named executive officer individually, beneficially owned the following Shares: [NOTE: This is current information through February 25, 2004 and will be updated as of March 24, 2004.]

		Percentage of
	Number of Shares	Outstanding Shares
Name of Beneficial Owner	Beneficially Owned(1)	of the Trust

Trustees and executive officers as a group (11 individuals)(2)	1,182,902	%
Dawn M. Becker(3)	65,164	*
Jeffrey S. Berkes(4)	72,249	*
Dennis L. Berman(5)	53,840	*
David W. Faeder (6)	2,500	*
Larry E. Finger(7)	125,681	*
Kristin Gamble(8)	99,867	*
Amy B. Lane(9)	10,531	*
Walter F. Loeb(10)	38,430	*
Mark S. Ordan(11)	21,500	*
Joseph S. Vassalluzzo(12)	6,500	*
Donald C. Wood(13)	686,640	%

* Less than 1%

(1)	The number and percentage of Shares shown in this table reflect beneficial ownership, determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) including Shares which are not owned but as to which options are outstanding and may be exercised within 60 days. Except as noted in the following footnotes, each Trustee and named executive officer has sole voting and investment power as to all Shares listed. Fractional Shares have been rounded to the nearest full Share.

(2)	Includes 720,208 Shares issuable upon exercise of options.

(3)	Includes 44,167 Shares issuable upon exercise of options. Includes unvested Performance Share Awards of 6,600 Shares and unvested Restricted Share Awards of 7,425 Shares.

(4)	Includes 16,667 Shares issuable upon exercise of options. Includes unvested Performance Share Awards of 6,100 Shares and unvested Restricted Share Awards of 14,192 Shares. Includes 9,887 Shares as to which voting and investment power is shared with Mr. Berkes’ wife.

(5)	Includes 5,000 Shares issuable upon exercise of options. Includes 12,500 Shares held in trust as to which Mr. Berman shares voting power with two other trustees. Mr. Berman does not have disposition rights with respect to these Shares. This number also includes 1,000 Shares owned by a partnership in which Mr. Berman is a general partner.

(6)	Includes 2,500 Shares issuable upon exercise of options.

(7)	Includes 83,334 Shares issuable upon exercise of options. Includes unvested Performance Share Awards of 24,000 Shares and unvested Restricted Share Awards of 11,561 Shares.

(8)	Includes 22,500 Shares issuable upon exercise of options. Includes 73,467 Shares as to which Ms. Gamble shares investment power for clients. Includes 1,400 Shares as to which Ms. Gamble is a trustee of a profit sharing plan, of which Ms. Gamble has a direct interest in 571 Shares and of which 571 Shares are owned by Ms. Gamble’s husband.

(9)	Includes 2,500 Shares issuable upon exercise of options.

(10)	Includes 25,000 Shares issuable upon exercise of options.

(11)	Includes 20,000 Shares issuable upon exercise of options.

(12)	Includes 2,500 Shares issuable upon exercise of options.

(13)	Includes 496,040 Shares issuable upon exercise of options. Includes unvested Performance Share Awards of 58,500 Shares and unvested Restricted Share Awards of 52,811 Shares. Includes 9,437 Shares owned by Mr. Wood’s wife.

ITEM 1

Election of Trustees

Who are the Trustees standing for election?

      Our Board of Trustees currently consists of eight Trustees. Pursuant to Section 5.2 of the Trust’s Declaration of Trust, the Trustees are divided into three classes, with each class serving a three-year term. Two Trustees, both of whom are Class II Trustees, are nominated for election at the 2004 Annual Meeting. Mr. David W. Faeder and Ms. Kristin Gamble have been nominated for election as Trustees to hold office until the 2007 Annual Meeting and until their successors have been elected and qualified. Mr. Dennis L. Berman, the other Class II Trustee, will not be standing for election. Both nominees are currently serving on the Board. Proxies may not be voted for more than two Trustees. The Board hopes to identify a candidate to fill the vacancy; however, if the Board is unable to identify such a candidate by the Annual Meeting, it will decrease its size to seven Trustees. If at any time subsequent to the 2004 Annual Meeting the Board is able to identify a candidate who possesses the qualities described below and can make positive contributions to the Board, the Board will consider increasing its size to accommodate that individual.

      Before recommending any individuals for election to the Board, the Nominating and Corporate Governance Committee first makes determinations as to what size the Board should be and what skill sets should be represented on the Board. If the Committee concludes that the current size is appropriate, it first reviews each of the incumbent Trustees whose terms are expiring to determine whether those individuals should be nominated for reelection to the Board. The primary factors included in the Committee’s review are whether the individual possesses skills which are desirable for the effective oversight of the Trust’s operation and complementary to the skills of the other Trustees and whether, based on the most recent individual Trustee evaluations, he or she is performing his or her Trustee responsibilities well and adds value to the Board and its operations. All candidates for election to the Board should, at a minimum, possess public company, real estate, retail and/or other financial experience and have a history of honesty, integrity and fair dealing with third parties.

      If the Committee determines that the Board needs to be expanded or that the incumbent Trustees whose terms are expiring should not be nominated for reelection, the Committee would seek recommendations from other Board members and management for possible candidates, and if no appropriate candidates were identified, the Committee would consider retaining a search firm. In addition, the Committee would consider nominating any candidate proposed by shareholders. To date, no shareholders have proposed any candidate for election to the Board. Any candidate nominated by a shareholder would be evaluated on the same basis as all other Board candidates.

      Once a candidate is identified who has not previously served on the Board, the Committee arranges meetings between the candidate and each of the Board members as well as the Trust’s senior management. The Committee also undertakes whatever investigative and due diligence activities it deems necessary to verify the candidate’s credentials and determine whether the candidate would be a positive contributor to the operations of the Board and a good representative of the Trust’s shareholders. Critical to this whole process is the Committee’s determination that any candidate presented to the shareholders for election to the Board satisfy all applicable independence requirements, including those imposed by the New York Stock Exchange (“NYSE”).

      Article II, Section 13 of the Trust’s Bylaws sets forth procedures shareholders can use to propose a candidate to be nominated for the Board. The Committee will consider any such candidate proposed. Any shareholder wishing to present a candidate for consideration as a Trustee for election at the Trust’s 2005 Annual Meeting of Shareholders should provide the Committee with the name of the shareholder proposing the candidate as well as contact information for that shareholder, the name of the individual proposed for election, a resume or similar summary that includes the individual’s qualifications and such other factual information that would be necessary or helpful for the Committee to evaluate the individual. The information should be sent to the Committee, in care of the Trust’s Secretary as provided in the Bylaws by no later than December 2, 2004 so that she can forward it to the Committee Chairperson for consideration. The Committee will not have sufficient time to evaluate any candidate submitted after that date. A copy of the Trust’s Bylaws is available in the Investor Information section of the Trust’s website: www.federalrealty.com.

		Principal Occupations	Trustee	Term to
Name	Age	and Other Directorships	Since	Expire

David W. Faeder	47	Managing Partner of Fountain Square Properties, a diversified real estate company, since 2003 and President of Sunrise Assisted Living Foundation, Inc., a not-for-profit organization, since 2000; President of Sunrise Assisted Living, Inc., a provider of senior living services in the United States, United Kingdom and Canada from 1997 to 2000; Executive Vice President and Chief Financial Officer of Sunrise Assisted Living, Inc. from 1993 to 1997; Vice President of Credit Suisse First Boston (formerly First Boston Corporation) from 1991 to 1993, directing the real estate advisory business for the RTC in the Washington, DC area; Vice President of Morgan Stanley and Company, Inc. from 1984 to 1991 specializing in real estate transactions and financings; MBA student at the Colgate Darden Graduate School of Business Administration of the University of Virginia from 1982 to 1984; Senior Accountant with Ernst and Whinney, an accounting firm, from 1981 to 1982; Vice President-Finance/ Controller of Better Homes of Virginia, a real estate company, from 1979 to 1981; Staff Accountant with Goodman and Company, an accounting firm, from 1978 to 1979. Vice Chairman and Director, Sunrise Assisted Living, Inc.; Director, Vista Care, Inc., a provider of hospice services in the United States.	2003	2007

Kristin Gamble	58	President of Flood, Gamble Associates, Inc., an investment counseling firm, since 1984; Senior Vice President of Manufacturers Hanover Corp. with responsibility for all equity investments from 1977 to 1984; Vice President of Research for Foley, Warendorf & Co., a brokerage firm, from 1976 to 1977; Vice President of New Court Capital Management (now Rothschild Inc.), a financial services firm, from 1971 to 1976; Security Analyst with Merrill, Lynch, Pierce, Fenner & Smith from 1968 to 1971. Director, Ethan Allen Interiors, Inc., a furniture manufacturer and retailer.	1995	2007

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE TWO NOMINEES.

      Terms of office of the six Trustees named below continue until the Annual Meeting in the years indicated.

		Principal Occupations	Trustee	Term to
Name	Age	and Other Directorships	Since	Expire

Dennis L. Berman	53	General Partner of Berman Enterprises since 1973, Vingarden Associates since 1975 and GDR Partnerships since 1981, builders/ developers of commercial properties; associated with Beco Management, Inc., a property management company specializing in office, medical and retail environments, since 1986 and Fortress Development Company, an office building developer specializing in CyberFortress facilities, since 1998.	1989	2004

Mark S. Ordan	45	Chairman of the Board of Trustees of the Trust since January 2003; Chief Executive Officer of Sutton Place Group, LLC, a gourmet food store chain operating under the names Sutton Place Gourmet, Balducci’s, Hay Day Country Farm Markets and High Noon Always cafes since December 2003; Chairman and Chief Executive Officer of High Noon Always, Inc., an upscale quick- serve healthy lunch operation (formerly known as Bethesda Retail Partners), from 1999 to 2003; Chief Executive Officer of Chartwell Health Management Inc., a health benefits brokerage firm, from 1996 until 1999; Chairman, President and Chief Executive Officer of Fresh Fields Markets, Inc., a natural and organic foods supermarket chain, from 1989 until 1996, when it was acquired by Whole Foods Markets; employed in the equities division of Goldman Sachs & Co. from 1983 to 1988.	1996	2005

Donald C. Wood	43	President and Chief Executive Officer of the Trust since January 2003; President and Chief Operating Officer of the Trust from 2001 to 2003; Senior Vice President and Chief Operating Officer of the Trust from 2000 to 2001; Senior Vice President-Chief Operating Officer and Chief Financial Officer of the Trust from 1999 to 2000; Senior Vice President-Treasurer and Chief Financial Officer of the Trust from 1998 to 1999; Senior Vice President and Chief Financial Officer of Caesars World, Inc., a wholly owned subsidiary of ITT Corporation, from 1996 to 1998; various financial positions, including Vice President and Deputy Controller, with ITT Corporation, from 1990 to 1996; Vice President of Finance of the Trump Organization from 1989 to 1990; various positions, including audit manager, with Arthur Andersen LLP from 1982 to 1989.	2003	2005

Amy B. Lane	51	Former Founder and Group Leader of the Global Retailing Investment Banking Group of Merrill Lynch & Co., Inc., from 1997 until her retirement in 2002; Managing Director of Salomon Brothers Inc., specializing in mergers and acquisitions in the retail industry from 1989 to 1991 and founding and leading its retail-industry investment banking unit from 1991 until 1996; various positions with Morgan Stanley & Co. from 1977 until 1989. Director, Borders Group, Inc., a retailer specializing in books, music, movies, and other entertainment items; Director, MFS Funds, a registered investment advisory firm.	2002	2006

		Principal Occupations	Trustee	Term to
Name	Age	and Other Directorships	Since	Expire

Walter F. Loeb	79	President of Loeb Associates Inc., management consultants to domestic and international retail companies, real estate developers, apparel companies and other businesses within the retail industry, and Publisher of the Loeb Retail Letter, since 1990; Principal of Morgan Stanley & Co., Inc. from 1984 until 1990 and Senior Retail Analyst from 1974 until 1990, specializing in investment banking and brokerage. Other prior retail industry experience includes: Vice President of Johnson Redbook Service, a publisher of retail industry research; P.K. Halsted & Associates, Inc., an international retail consulting firm with clients throughout the United States and Europe; and executive experience with Macy’s, the May Department Stores and Allied Stores. Director, Wet Seal, Inc., a women’s apparel retailer; Director, Hudson’s Bay Company, a Canadian chain of retail department stores and discount stores.	1991	2006

Joseph S. Vassalluzzo	56	Vice Chairman of Staples, Inc., a retailer specializing in home, office, and computer products, since January 2000, with responsibility for overseeing domestic and international growth in its retail and commercial operations; President of Staples Realty & Development, a subsidiary of Staples, Inc., from 1997 to 2000; various other officer positions associated with Staples’ growth and worldwide expansion from 1989 to 1997; various officer positions with American Stores Co., a grocery store chain, and its subsidiaries from 1976 to 1989; sales, operations and real estate experience with Mobil Corp. and Amanda Hess Corp. from 1969 to 1976.	2002	2006

Which Trustees are independent?

      The Board, on recommendation of the Nominating and Corporate Governance Committee, has determined that each current Trustee, other than Mr. Wood, the Trust’s Chief Executive Officer, is independent as defined by the listing standards of the NYSE. No Trustee has any material relationship with the Trust other than those described in the “Certain Relationships and Related Transactions” section below.

What committees has the Board established, and how often did the Board and committees meet during 2003?

      The Board of Trustees has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

      The members of the Audit Committee of the Board of Trustees during 2003 were Mr. Loeb (Chair), Ms. Gamble, Mr. Vassalluzzo and Mr. Faeder. Mr. Faeder joined the Board in April 2003 when the Board increased its size from seven to eight Trustees and was appointed to the Audit Committee effective April 15, 2003. The Audit Committee oversees the financial reporting of the Trust, including the audit by the Trust’s independent public accountants. Each member of the Audit Committee is “independent,” as that term is defined in the NYSE listing standards, and Mr. Faeder has been designated as the Trust’s “audit committee financial expert” in accordance with the SEC rules and regulations. The Audit Committee held five meetings in 2003.

      The Compensation Committee of the Board of Trustees is composed of Ms. Lane (Chair effective January 3, 2003), Mr. Berman and Mr. Ordan (Chair until January 3, 2003) all of whom are “independent” as that term is defined in the NYSE listing standards. The Compensation Committee reviews and reports to the Board on incentive plans and remuneration of officers, administers the Trust’s 2001 Long-Term Incentive Plan (the “2001

Plan”) and certain other compensation plans; and approves stock option and other equity-based awards. The Compensation Committee held six meetings in 2003.

      The members of the Nominating and Corporate Governance Committee of the Board of Trustees during 2003 were Ms. Gamble (Chair), Ms. Lane, Mr. Ordan and Mr. Vassalluzzo all of whom are “independent” as that term is defined in the NYSE listing standards. Until March 1, 2003, the Nominating and Corporate Governance Committee was composed of all of the non-employee Trustees. The Nominating and Corporate Governance Committee identifies and recommends to the Board individuals to stand for election to the Board, makes recommendations to the Board regarding committee memberships and chairmanships, makes determinations of independence for purposes of service on the Board and its committees, develops and recommends to the Board corporate governance guidelines and Trust policy governing ethical business conduct, makes recommendations regarding compensation for service on the Board and its committees, and oversees the performance evaluation of the Board and each Trustee on an annual basis. The Nominating and Corporate Governance Committee charter provides that the committee will consider suggestions for Board membership submitted by shareholders in accordance with the notice provisions and procedures set forth in the Trust’s Bylaws. The Nominating and Corporate Governance Committee held four meetings in 2003.

      During 2003 the Board of Trustees held nine meetings. Each Trustee attended at least 75% of all meetings of the Board and the Board committees on which he or she served during 2003. On an aggregate basis, the Trustees attended 95% of all Board and Board committee meetings. The Trust’s Corporate Governance Guidelines provide that all Trustees are to attend all meetings of the Board and the Board committees on which he or she serves. In addition, each Trustee is expected to attend the Annual Meeting of Shareholders, and in 2003 the Annual Meeting of Shareholders was attended by all eight Trustees.

How are the Trustees compensated?

      2003 — In 2003, each non-employee Trustee other than the non-executive Chairman of the Board received an annual fee of $25,000. Each Trustee was paid the fee based on the number of months during the year he or she served as a Trustee. Mr. Ordan, the Trust’s non-executive Chairman of the Board, was paid an annual fee in 2003 of $200,000. Mr. Ordan’s fee was established by the Board based on available market data and taking into account the leadership and oversight role the Board required Mr. Ordan to provide after the transition of the Trust’s CEO responsibilities effective January 1, 2003. The annual fee in 2003 for service on each of the Compensation and Nominating and Corporate Governance Committees was $3,000 and $6,000 for service as the Chairman of those committees. The annual fee in 2003 for service on the Audit Committee was $4,000 and $8,000 for service as its Chairman. In addition, Mr. Loeb received a special one-time fee of $15,000 for service as Chairman of the Audit Committee in recognition of the additional work required by Mr. Loeb in that capacity to oversee, among other things, the retention and creation of the Trust’s internal audit function. Committee fees were also prorated based on the number of months of service. In accordance with the provisions of the 2001 Plan, the annual fees of the non-executive Chairman of the Board and all other Trustees for service on the Board and its committees are payable in cash or Shares or a combination of both, at the election of the Trustee. The Trust issued Shares for 10% of the Trustees’ annual service fees paid in 2003. In addition to annual fees for service on the Board of Trustees and Board committees, the non-employee Trustees received cash fees of $1,000 per meeting attended in person and $500 per meeting attended by telephone. Mr. Ordan did not receive any fees for service on any of the Board committees or any per meeting attendance fees. In accordance with the 2001 Plan, as of the date of the 2003 Annual Meeting of Shareholders, each non-employee Trustee, including the non-executive Chairman of the Board, received an option to purchase 2,500 Shares at an exercise price of $31.31. Mr. Wood did not receive any fees or option awards for his service on the Board. The total amount of non-employee Trustee compensation paid by the Trust in 2003, including an estimated Black-Sholes value of $1.40 per option, was $500,500 or approximately $72,000 per non-employee Trustee.

      2004 — The Board, working through the Nominating and Corporate Governance Committee, hired FPL Associates, a compensation consultant, to evaluate all aspects of non-employee Trustee compensation. Taking into account FPL’s recommendations, the Board restructured its compensation program to reflect current market levels of compensation and to better align Trustee compensation with the long term interests of shareholders. In 2004 each non-employee Trustee (other than the non-executive Chairman of the Board) will receive an annual fee for Board service of $70,000 and the non-executive Chairman of the Board will receive an annual fee of $125,000. In addition, the chairperson of each of the Trust’s Audit, Compensation and Nominating and Corporate Governance Committees will receive $5,000 for serving as chair of that committee. All annual fees will be pro-rated based on the number of months during the year he or she serves as a Trustee, non-executive Chairman or chair of a committee, as applicable. Except for the fee described for serving as chair of a committee, there will be no additional fees paid to any Trustee, including the non-executive Chairman, for service on any of the Board committees or for attendance at any Board or committee meetings. At least 20% of the annual Trustee fee for each Trustee, including the non-executive Chairman of the Board, will be paid in Shares, subject to the Trust’s achieving the performance criteria described below, and each Trustee has the option to receive any or all of the remaining fee in the form of cash or Shares. Total Trustee fees for 2004 are estimated to be $545,000, a 9% increase over aggregate 2003 Trustee compensation; however, the maximum guaranteed portion of that amount is only $436,000. The remainder will only be paid if the Trust achieves its performance objectives. Mr. Wood will not receive any compensation for his service on the Board in 2004.

      The portion of the Trustee fee to be paid in Shares will only be payable if the Trust achieves pre-established performance hurdles relating to the relative total return to shareholders (taking into account both stock price appreciation and dividends) generated by the Trust as compared with the Bloomberg Shopping Center REIT Index, the Trust’s absolute total return to shareholders (taking into account both stock price appreciation and dividends) and the Trust’s return on invested capital, all of which are generally determined based on performance for the prior three year period, subject to certain phase-in provisions. If those hurdles are not achieved, the Trustees will not receive any of the portion of the fee they elected to have paid in the form of Shares. By tying a portion of each Trustee’s fee to the performance of the Trust over a three year period, the interests of the Trustees are aligned with the long term interests of shareholders.

      The actual amount of the annual fee to be paid to each Trustee in Shares may decrease or increase by as much as 50% depending on the Trust’s actual performance as measured against the established performance hurdles. The final number of Shares to be awarded to each Trustee will be determined by dividing the final amount of the fee to be paid in Shares determined as described above by the closing price of the Trust’s shares on the date the determination is made as to whether the Trust satisfied the established performance hurdles. All Shares will vest immediately on making the award. The compensation to be paid to the Trustees in the form of Shares will be determined in the same manner and subject to the same performance hurdles as the long term equity incentive compensation paid to the Trust’s officers and described in the “Compensation Committee Report” included below. The Trustees will no longer receive the options that are described in the 2001 Plan.

How can shareholders communicate with the Trustees?

      The Trust’s procedure for shareholders to send communications to the Board or any individual Trustee can be found in the Investor Information section of the Trust’s website: www.federalrealty.com.

EXECUTIVE OFFICERS

Who are the Trust’s executive officers?

      The following sets forth certain information with regard to the current executive officers of the Trust:

		Principal Occupations
Name	Age	and Other Directorships

Dawn M. Becker	40	Senior Vice President–General Counsel and Secretary of the Trust since February 2003, with responsibility for overseeing the Trust’s legal work and due diligence relating to acquisitions, dispositions, development and financing, securities law compliance and corporate governance matters; Vice President–General Counsel and Secretary of the Trust from 2002 to February 2003; Vice President–Real Estate and Finance Counsel of the Trust from 2000 to 2002; Senior Legal Counsel with the Trust from 1997 to 2000; attorney with Andrews & Kurth LLP from 1993 to 1997, Davis Wright Tremaine from 1992 to 1993, Bingham Dana & Gould from 1991 to 1992 and Shaw Pittman LLP from 1988 to 1991, practicing law in the real estate and creditors rights areas.

Jeffrey S. Berkes	40	Senior Vice President–Chief Investment Officer since June 2003, with responsibility for overseeing acquisitions, dispositions and other investment activity for the Trust; Senior Vice President–Strategic Transactions of the Trust from February 2002 to June 2003; Vice President-Strategic Transactions of the Trust from 2000 to February 2002; Vice President of Acquisitions and Finance for Velsor Properties LLC, a private real estate investment firm, from 1998 until 2000; Director of Acquisitions with the Trust from 1997 to 1998; Vice President of Acquisitions for Heitman Financial Services, Ltd. (formerly JMB Institutional Realty Advisors, Inc., which was acquired by United Asset Management and merged with Heitman Financial), a private real estate investment firm, from 1993 until 1997. Other prior real estate experience from 1985 to 1993 with ITT Real Estate Services, CB Commercial and Joseph Farber and Company.

Larry E. Finger	50	Senior Vice President–Chief Financial Officer and Treasurer of the Trust, with responsibility for overseeing the Trust’s capital markets, financial reporting and investor relations functions, since March 2002; Senior Vice President-Chief Financial Officer of Washington Real Estate Investment Trust from 1995 to 2001; various positions with Washington Real Estate Investment Trust from 1993 to 1994; Founder and owner of a multi-restaurant delivery service from 1991 to 1993; various positions with Savage/ Fogarty Cos., a real estate development, investment, asset management, property management and leasing company, from 1978 to 1991, most recently as Chief Operating Officer from 1984 to 1991.

Information for Mr. Wood is provided above in “Item 1 — Election of Trustees.”

COMPENSATION OF EXECUTIVE OFFICERS

      The following table describes the compensation of the Chief Executive Officer and the three other most highly paid executive officers (“named executive officers”).

Summary Compensation Table

					Long-Term Compensation

		Annual Compensation			Awards		Payouts

					Restricted
				Other	Share		LTIP	All Other
		Salary	Bonus	Annual	Award(s)	Options	Payouts	Compensation
Name and Principal		(1)	(2)	Compensation	(3)	(4)	(5)	(6)
Position	Year	($)	($)	($)	($)	(#)	($)	($)

Donald C. Wood(7)	2003	425,000	500,000	—	1,500,000	—	408,000	24,000
President and	2002	425,000	340,000	—	102,000	—	56,000	18,000
Chief Executive Officer	2001	350,000	280,000	—	77,000	100,000	189,000	27,000
Dawn M. Becker(8)	2003	200,000	120,000	—	261,000	20,000	73,000	8,000
Senior Vice President —	2002	196,000	103,000	—	14,000	—	6,000	8,000
General Counsel and Secretary	2001	180,000	73,000	—	19,000	—	—	7,000
Jeffrey S. Berkes(9)	2003	200,000	160,000	—	386,000	20,000	73,000	8,000
Senior Vice President —	2002	200,000	120,000	—	36,000	—	20,000	8,000
Chief Investment Officer	2001	175,000	98,000	—	27,000	—	—	7,000
Larry E. Finger(10)	2003	300,000	180,000	—	429,000	50,000	258,000	11,000
Senior Vice President —	2002	228,000	220,000	—	66,000	100,000	—	25,000
Chief Financial Officer and Treasurer

(1)	Amounts shown include amounts deferred at the election of the named executive officer pursuant to plans available to substantially all employees and pursuant to a non-qualified deferred compensation plan available to all officers and certain other highly compensated employees.

(2)	For 2002 and 2003, in accordance with the Trust’s annual incentive bonus plans for those years, the named executive officers received up to 25% of their annual bonuses (as elected by the officer in the first quarter of the applicable year) in Shares vesting equally over a three-year period. In consideration of the vesting provision, they received Shares valued at 120% of the cash value on the date of grant. For 2001, in accordance with the Trust’s annual incentive bonus plan for that year, the named executive officers received 20% of their annual bonuses in Shares vesting equally over a three-year period. In consideration for the vesting provision, they received Shares valued at 110% of the cash value on the date of grant. All bonus awards for 2003 were granted under the 2001 Plan and all bonus awards for 2002 and 2001 were granted under the Amended and Restated 1993 Long-Term Incentive Plan (the “1993 Plan”).

(3)	All restricted stock awards were made pursuant to the Trust’s annual bonus plans described above in (2) and pursuant to the Trust’s 2003 Long Term Incentive Award Program adopted by the Compensation Committee in 2003 (“2003 LTIAP”) and described in more detail in the “Compensation Committee Report” included below. All awards under the 2003 LTIAP were granted under the 2001 Plan. Restricted Share Awards were made for 2003 under the LTIAP to Mr. Wood of 34,932 Shares having a value of $1,500,000, to Ms. Becker of 5,240 Shares having a value of $225,000, to Mr. Berkes of 7,860 Shares having a value of $337,500 and to Mr. Finger of 8,733 Shares having a value of $375,000. Under the annual bonus plans, Mr. Wood received Restricted Share Awards of 3,642 Shares for 2002 and 3,060 Shares for 2001, Ms. Becker received Restricted Share Awards of 838 Shares for 2003 (having a value of $36,000), 514 Shares for 2002 and 737 Shares for 2001, Mr. Berkes received Restricted Share Awards of 1,118 Shares for 2003 (having a value of $48,000), 1,285 Shares for 2002 and 1,076 Shares for 2001, and Mr. Finger received Restricted Share Awards of 1,258 Shares for 2003 (having a value of $54,000) and 2,356 Shares for 2002. The values shown in the chart for 2001 and 2002 are the values of the Restricted Share Awards made under the annual bonus plans. As of December 31, 2003, the number and value ($38.39 per Share) of the Restricted and Performance Shares held by each of the named executive officers were as follows:

	Number of Restricted	Value at
Name	and Performance Shares	December 31, 2003

Donald C. Wood	54,592	$2,095,787
Dawn M. Becker	3,810	146,266
Jeffrey S. Berkes	9,888	379,600
Larry E. Finger	0	0

Dividends are paid on all Restricted and Performance Shares at the same rate as on unrestricted Shares.

(4)	Option exercise price is equal to the fair market value of the Shares on the date of grant. All option awards in 2003 were granted under the 1993 Plan.

(5)	In February 2004, 9,500 Performance Shares vested for Mr. Wood, 1,700 Performance Shares vested for each of Ms. Becker and Mr. Berkes and 6,000 Performance Shares vested for Mr. Finger. The value of the Performance Shares that vested was determined on the basis of a $42.94 per Share closing price on the NYSE on February 12, 2004.

(6)	The amounts shown in this column for the last fiscal year include the following: (a) Trust paid group term life insurance for Mr. Wood of $2,000, Ms. Becker and Mr. Berkes of $1,000 and $3,000 for Mr Finger; (b) Trust paid long-term disability insurance premiums of $2,000 for each of Mr. Wood, Ms. Becker, Mr. Berkes and Mr. Finger; (c) Trust contribution to Section 401(k) Plan for Mr. Wood, Ms. Becker and Mr. Berkes of $5,000, and $6,000 for Mr. Finger; and (d) $15,000 of interest that would have been payable on an interest-free loan made in connection with a split-dollar life insurance agreement for Mr. Wood.

(7)	Mr. Wood was promoted to President in February 2001 and to Chief Executive Officer effective January 1, 2003.

(8)	Ms. Becker was promoted to Vice President-General Counsel and Secretary in March 2002 and to Senior Vice President in February 2003. Ms. Becker’s salary in 2002 was $185,000 until her promotion in March when it was increased to $200,000.

(9)	Mr. Berkes was promoted to Senior Vice President in February 2002 and promoted to Chief Investment Officer in June 2003.

(10)	Mr. Finger served as a consultant to the Trust from January 28 to February 28, 2002, and commenced employment with the Trust on March 1, 2002. Mr. Finger’s annualized salary for 2002 was $275,000.

Option Awards in 2003

      The following table provides information on option awards in 2003 to the named executive officers.

Potential
		% of			Realizable Value at
		Total			Assumed Annual
	Number of	Options			Rate of Stock Price
	Shares	Awarded to			Appreciation
	Underlying	Employees			for Option Term (1)
	Options	In Fiscal	Exercise	Expiration
Name	Awarded (#)	Year	Price ($/Sh)	Date	5% ($)	10% ($)

Donald C. Wood	—	—	—	—	—	—
Dawn M. Becker	20,000 (2)	5%	$28.01	2/12/13	352,400	892,800
Jeffrey S. Berkes	20,000 (2)	5%	$28.01	2/12/13	352,400	892,800
Larry E. Finger	50,000 (2)	14%	$28.01	2/12/13	881,000	2,232,000

(1)	These assumed annual rates of stock price appreciation are specified by the SEC. No assurance can be given that such rates will be achieved.

(2)	These options vest in three equal annual installments beginning on February 12, 2004.

Aggregated Option Exercises in 2003 and December 31, 2003 Option Values

      The following table provides information on option exercises in 2003 by the named executive officers, and the value of each such officer’s unexercised options at December 31, 2003.

			Number of		Value of
			Shares Underlying		Unexercised
			Unexercised		In-the-Money
			Options at		Options at
			December 31, 2003 (#)		December 31, 2003 ($)(1)
	Shares Acquired
Name	on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Donald C. Wood	3,960	16,751	462,707	33,333	7,224,555	619,660
Dawn M. Becker	—	—	37,500	20,000	621,344	207,600
Jeffrey S. Berkes	—	—	10,000	20,000	203,900	207,600
Larry E. Finger	—	—	33,334	116,666	441,009	1,400,991

(1)	Based on $38.39 per Share closing price on the NYSE on December 31, 2003.

Long-Term Incentive Plans — Awards in Last Fiscal Year

			Estimated Future Payouts
	Number of Shares, Units,	Performance or Other Period	under Non-Stock Price-
Name	or Other Rights (#)	Until Maturation or Payout	Based Plans (#)

Donald C. Wood(1)	37,500	5 years	37,500
Dawn M. Becker(1)	7,500	5 years	7,500
Jeffrey S. Berkes(1)	5,000	5 years	5,000
Larry E. Finger(1)	30,000	5 years	30,000

(1)	On February 12, 2003, the Trust granted Performance Awards to Mr. Wood (37,500 Performance Shares), Ms. Becker (7,500 Performance Shares), Mr. Berkes (5,000 Performance Shares) and Mr. Finger (30,000 Performance Shares). Pursuant to the terms of these awards, 20% of the Performance Shares will vest for any calendar year in which the Trust meets the “Performance Target,” i.e., the Trust’s total return exceeds the Bloomberg REIT Shopping Center Index total return for the same period. Any Performance Shares which remain unvested after 2012 will be forfeited. Performance Shares may also be forfeited, or may vest on an accelerated basis, under certain circumstances. Dividends are paid on Performance Shares. These awards were granted under the 2001 Plan. The Performance Target was met for 2003 and in February 2004, 7,500 Performance Shares vested for Mr. Wood, 1,500 Performance Shares vested for Ms. Becker, 1,000 Performance Shares vested for Mr. Berkes and 6,000 Performance Shares vested for Mr. Finger. The terms of these awards are described in “Employment Agreements and Termination of Employment and Change in Control Arrangements.”

Equity Compensation Plan Information

      The following table provides information as of December 31, 2003 regarding equity compensation plans approved by the shareholders and equity compensation plans that were not approved by the shareholders.

	Number of securities to		Number of securities
	be issued upon exercise	Weighted average exercise	remaining available for future
	of outstanding options,	price of outstanding options,	issuance (excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan category	(a)(1)	(b)	(c)(2)

Equity compensation plans approved by security holders	1,452,040	$23.89	1,464,928
Equity compensation plans not approved by security holders	—	—	—

Total	1,452,040	$23.89	1,464,928

(1)	Consists entirely of common shares authorized for issuance under the 1993 Plan and the 2001 Plan.

(2)	Consists entirely of common shares authorized for issuance under the 2001 Plan.

Employment Agreements and Termination of Employment and
Change-in-Control Arrangements

      The Trust has entered into severance agreements with Ms. Becker, Mr. Berkes, Mr. Finger and Mr. Wood which provide, among other things, that if the officer is terminated without cause (as defined in the agreements), the officer will be entitled to receive his or her salary (as defined in the agreements) for one year (18 months in the case of Mr. Wood) and benefits for nine months. The officer also will receive the benefits payable upon termination without cause under certain additional circumstances, including, among other things, a demotion or a substantial reduction in the officer’s responsibilities without his or her written consent, relocation of the Trust’s principal office outside the Washington, D.C. area, or a decrease of the officer’s base salary below a percentage specified in each officer’s severance agreement. The Trust may terminate the officer’s employment with cause without payment to the employee.

      The severance agreements with Ms. Becker, Mr. Berkes and Mr. Finger also provide that, if any of these officers leave the employment of the Trust within six months following a change in control (generally defined to include control of a specified percentage of the outstanding Shares), he or she will be entitled to receive a lump sum cash payment equal to the payment to which he or she would have been entitled upon a termination without cause, benefits and executive perquisites for a specified period following such termination, to have the restrictions on the exercise or receipt of any stock options or stock grants lapse and, at the option of the officer, to have the Trust redeem all Shares owned at termination at a formula price. These agreements also provide that if benefits paid pursuant thereto are determined to be subject to an excise or similar tax, the Trust will provide the officer with such additional compensation as is necessary to place him or her in the same after-tax position as he or she would have been had such tax not been paid or incurred. The Trust has entered into an agreement with Mr. Wood providing for the same benefits upon a change in control, except that Mr. Wood’s cash payment would be equal to two years’ salary and bonus.

      In February 2000, the Trust granted a performance share award (“Performance Award”) to Mr. Wood for 37,500 Shares (“Performance Shares”). Pursuant to the terms of this award, a specified number of Performance Shares will vest each year from 2000 through 2007 if the Trust meets or exceeds the threshold-level “Performance Target,” and over a shorter period of time if the Trust meets a higher level. Both levels are established annually by the Compensation Committee at the beginning of the year to which they will apply. Any Performance Shares which remain unvested after 2007 vest in five equal annual installments through 2012. All Performance Shares vest in the event of a change in control (as defined in the Performance Award), or the termination of Mr. Wood’s employment due to disability (as defined in the Performance Award) or without cause (as defined in the Performance Award). If Mr. Wood’s employment is terminated for cause, his rights to any unvested Performance Shares are forfeited. If Mr. Wood dies or voluntarily resigns from his employment with the

Trust, a pro rata number of Performance Shares for that year will vest if the Performance Target is met, and his rights to any future unvested Shares are forfeited.

      In February 2000, the Trust granted a restricted share award (“Service Award”) to Mr. Wood for 37,500 Shares. Pursuant to the terms of the Service Award, 391 Shares vest each month over an eight-year period, subject to accelerated vesting in the event of a change in control (as defined in the Service Award) or the termination of Mr. Wood’s employment due to disability or without cause (each as defined in the Service Award). If Mr. Wood voluntarily resigns from his employment with the Trust or his employment is terminated for cause prior to the end of the aforementioned eight-year period, his rights to any unvested Shares are forfeited. If Mr. Wood dies, the number of Shares which would have vested in the month of his death vest and his rights to any future unvested Shares are forfeited.

      In February 2000, the Trust granted Service Awards to Ms. Becker (3,800 Shares) and Mr. Berkes (20,000 Shares). These Service Awards vest in five equal annual installments, subject to accelerated vesting in the event of a change in control (as defined in the Service Awards) or the termination of the officer’s employment due to death, disability or without cause (each as defined in the Service Awards). If the officer voluntarily resigns from his or her employment with the Trust or his or her employment is terminated for cause prior to the end of the aforementioned five-year period, his or her rights to any unvested Shares are forfeited.

      In February 2002, the Trust granted a Performance Award to Mr. Wood (10,000 Performance Shares), Ms. Becker (1,000 Performance Shares) and Mr. Berkes (3,500 Performance Shares). Pursuant to the terms of these awards, 20% of the Performance Shares will vest for any calendar year in which the Trust’s total return exceeds the Morgan Stanley REIT Index total return for the same period. Any Performance Shares which remain unvested after 2011 will be forfeited. In all other respects, the Performance Awards are identical to Mr. Wood’s 2000 Performance Award described above, except that: (a) the agreements do not provide for the making of tax loans; and (b) if Mr. Wood’s, Ms. Becker’s or Mr. Berkes’ employment is terminated as a result of death or disability, the specified number of Performance Shares will vest for that year if the applicable Performance Target is met.

      In February 2003, the Trust granted a Performance Award to Mr. Wood (37,500 Performance Shares), Ms. Becker (7,500 Performance Shares), Mr. Berkes (5,000 Performance Shares) and Mr. Finger (30,000 Performance Shares). Pursuant to the terms of these awards, 20% of the Performance Shares will vest for any calendar year in which the Trust’s total return exceeds the Bloomberg REIT Shopping Center Index total return for the same period. Any Performance Shares which remain unvested after 2012 will be forfeited. In all other respects, the Performance Awards are identical to the 2002 Performance Awards described above.

      In 1998, the Trust entered into a split-dollar life insurance agreement with Mr. Wood pursuant to which the Trust makes certain premium payments on his behalf relating to certain insurance policies and is reimbursed for those premiums after fifteen years. The Trust’s funding obligations end, and it is entitled to immediate reimbursement, in the event of termination of Mr. Wood’s employment under certain circumstances. The Trust’s funding obligations do not end, however, in the event of termination without cause or in connection with a change in control of the Trust. The Trust will make the final premium payment required pursuant to this Agreement in June 2004.

      The 1993 Plan provides that all stock options granted pursuant to it shall vest in the event of a change in control, as defined in the 1993 Plan. All Restricted Shares granted under the 1993 Plan or the 2001 Plan pursuant to the Trust’s Incentive Bonus Plans or the 2003 LTIAP vest in the event of a termination without cause or a change in control.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Trust filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Trust specifically incorporates this Report or the performance graph by reference in the specified filing.

      In 2003, the Compensation Committee was responsible for determining the level of compensation paid to the Trust’s executive officers. The Compensation Committee is, and at all times during 2003 was, composed of three Trustees, each of whom meets the current independence requirements of the NYSE. The Committee operates under a written charter which was initially adopted on February 12, 2003, a copy of which is available in the Investor Information section of the Trust’s website: www.federalrealty.com.

      Philosophy. The fundamental objective of the Compensation Committee is to create a compensation program for executive officers that will attract and retain qualified executives while ensuring that they are compensated in a way that advances both the short- and long-term interests of our shareholders. We believe these objectives are best achieved through a compensation program that consists of the following three key elements:

•	base salary;

•	a performance based annual bonus which may be paid in cash, Shares or both; and

•	long-term equity incentives paid in the form of restricted stock with amounts determined on the basis of the Trust’s longer term performance.

      Under this approach, more than two-thirds of the potential annual compensation for each of the executive officers is “at risk.” The amount of the “at risk” compensation, consisting of annual bonus as well as long-term equity incentives, is determined based on, and paid only if the Trust satisfies, certain short and long-term performance criteria. If the Trust does not achieve the established performance criteria, the executive officers will receive none of the “at risk” compensation. The Committee believes that tying such a substantial portion of the executive officers’ annual compensation to the Trust’s performance on both a short and long-term basis creates a strong alignment between those officers and the Trust’s shareholders.

      Base Salaries and Annual Bonuses (other than for the Chief Executive Officer). The base salaries and annual bonuses of executive officers (other than the Chief Executive Officer) are set each year by the Compensation Committee, taking into account the recommendations of the Chief Executive Officer. The factors that go into the determination of those salaries and bonuses include the Trust’s performance, each executive officer’s individual performance, the nature of each officer’s position, the contribution made by such officer to the Trust’s overall corporate performance, and the competitive market salaries for that position.

      The annual bonuses for the Trust’s executive officers (including the Chief Executive Officer) are determined in accordance with the same Incentive Bonus Plan that applies to most of the Trust’s employees. Under this plan, no executive officer or other employee, regardless of individual performance, will be entitled to receive an annual bonus unless the Trust achieves an FFO target established by the Committee. If the Trust exceeds the established FFO target, the potential annual bonus will be increased. The final amount of the bonus actually paid to any of the Trust’s executive officers and other employees is largely determined on the basis of that individual’s performance. By using FFO as the measure for paying annual bonuses, over one-fourth of the executive officers’ compensation has been tied to the short term success of the Trust.

      In accordance with the Incentive Bonus Plan, all officers and those employees classified as “Directors” received up to 25% (in accordance with their election made in the first quarter of 2003) of their annual bonuses for 2003 in Shares vesting over a three-year period. In consideration for the vesting provision, they received shares valued at 120% of the cash value on the date of grant. Shares awarded as a portion of the annual bonus are not part of long-term incentive compensation; however, the Compensation Committee believes that the issuance of these Shares with their staggered vesting helps the Trust retain valued employees and gives a wider range of employees an equity stake in the Trust. In 2003, the Compensation Committee retained a consultant, FPL Associates, to review the Trust’s compensation plans, including the Incentive Bonus Plan. Based on that review, the Compensation Committee determined that the Incentive Bonus Plan as currently structured is an appropriate mechanism to make a portion of annual compensation contingent on the Trust’s short term performance.

      Long-Term Equity Incentives. The Compensation Committee periodically has awarded stock options and performance based stock to executive officers, Vice Presidents and a few other key employees to reward exceptional corporate and individual performance in a given year. These awards took the form of, among other things, stock options and shares that vested only on the Trust’s achieving specified performance objectives. In 2003 the Compensation Committee retained FPL Associates to create a formal program for the Trust under which equity awards would be made on a regular basis to the Trust’s executive officers, Vice Presidents and certain other key employees. The primary objectives of such a program are to align a significant portion of compensation for the Trust’s senior management with the creation of long-term shareholder value and to create a compensation plan more in line with industry standards as a tool to attract and retain top quality senior management. Based on FPL’s recommendations, the Compensation Committee adopted the 2003 Long Term Incentive Award Program (“2003 LTIAP”). The 2003 LTIAP ties a substantial portion of management’s compensation, including the compensation of the Chief Executive Officer, to the Trust’s performance over a number of years which, the Committee believes, creates a true alignment of management with the creation of long-term shareholder value.

      Under the 2003 LTIAP, the Committee establishes annually an amount of compensation to be paid to each of the Trust’s officers, including the Chief Executive Officer, in the form of restricted Shares. These amounts will be paid to the applicable officer only if the Trust meets or exceeds certain performance targets. If the Trust does not achieve a minimum performance level on any one of the established performance measures, no portion of the equity compensation tied to such performance measure will be paid to any of the eligible participants. The performance measures used under the 2003 LTIAP are the Trust’s relative total return to shareholders (taking into account share price appreciation and dividends) as compared to other REITs in the Bloomberg Shopping Center REIT Index, the Trust’s absolute total return to shareholders (taking into account share price appreciation and dividends) and the Trust’s return on invested capital. For each of these performance measures, the Compensation Committee establishes a threshold, target and stretch level of required performance as well as corresponding levels of compensation for each of the Trust’s officers. Target levels of performance are intended to reflect the performance required by the Trust to meet its business objectives for the coming year, with stretch levels representing a substantial achievement that puts the Trust at or near the top of its peer group and threshold levels representing minimally acceptable levels of performance. If the Trust performs below the threshold level, no equity award is made to any officer with respect to such performance measure. The amount of equity awarded to each officer with respect to any performance measure increases up to the established stretch level if the Trust performs exceptionally well. Except for a short transition period, each of these performance measures is calculated on the basis of a three-year rolling average. The equity awards under the 2003 LTIAP will be made in the form of restricted Shares that vest in equal installments over a three-year period with unvested Shares being forfeited in the event the applicable employee resigns from the Trust. The number of Shares to be awarded to those employees will be determined on the basis of the closing price of the Trust’s stock on the date the award is made.

      The 2003 LTIAP also provides for options to be awarded to other key employees for exceptional corporate and individual performance. All awards made to those employees will be made in the form of stock options that will be issued at fair market value on the date of the grant and will vest in equal installments over a 3-year period and expire after 10 years.

      Chief Executive Officer. Mr. Wood has been the Trust’s Chief Executive Officer since January 2003. Mr. Wood is compensated in the same manner as the Trust’s other executive officers on the basis of the same types of performance factors described above and with the same forms of compensation. Mr. Wood’s compensation package includes a base salary, an annual bonus awarded at the discretion of the Compensation Committee and long-term, performance based equity awards. Mr. Wood’s long-term equity awards are determined and awarded under the 2003 LTIAP on the basis of the same performance measures described above. Mr. Wood’s 2004 base salary and 2003 annual bonus were established by the Committee based on the Trust’s performance and the Committee’s evaluation of Mr. Wood’s contributions to the Trust’s performance during 2003.

      Deductibility of Executive Compensation in Excess of $1.0 Million. Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to an executive officer who is named in the Summary Compensation Table. Exceptions are made for qualified performance-based compensation, among other things. The Compensation Committee intends generally to structure its executive awards to comply with this Section 162(m) exception; however, the Committee does not believe that it is necessarily in the best interest of the Trust and its shareholders that all compensation meet the requirements of Section 162(m) for deductibility. Accordingly, the Committee may determine to award non-deductible compensation in such circumstances as it deems appropriate. Moreover, in light of the ambiguities and uncertainties under Section 162(m), no assurance can be given that compensation intended by the Trust to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Submitted by:

Amy B. Lane (Chair)

Dennis L. Berman
Mark S. Ordan

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee consists of Ms. Lane and Messrs. Berman and Ordan. There are no Compensation Committee interlocks and no member of the Compensation Committee serves, or has in the past served, as an employee or officer of the Trust.

Performance Graph

      The following performance graph compares the cumulative total shareholder return on the Trust’s Shares with the cumulative return on the S&P 500 and the index of equity real estate investment trusts prepared by the National Association of Real Estate Investment Trusts (“NAREIT”) for the five fiscal years commencing December 31, 1998 and ending December 31, 2003, assuming an investment of $100 and the reinvestment of all dividends into additional common shares during the holding period. Equity real estate investment trusts are defined as those which derive more than 75% of their income from equity investments in real estate assets. The NAREIT equity index includes all tax qualified real estate investment trusts listed on the NYSE, American Stock Exchange or the Nasdaq National Market. Stock performance for the past five years is not necessarily indicative of future results.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Prior to July 2002, the Trust loaned Mr. Wood an aggregate of $290,000 and Mr. Berkes an aggregate of $333,000. The loan to Mr. Wood was used to pay income taxes associated with the vesting of Shares pursuant to his Performance Awards and Service Award. The current interest rate on Mr. Wood’s loans, based on the Trust’s variable-rate line of credit, is 1.95% with payments of interest only required to be made on a quarterly basis. Mr. Wood’s notes are recourse to Mr. Wood and secured by the Shares which will not be released until the notes are paid in full. The loan to Mr. Berkes was used to acquire Shares pursuant to option awards made to Mr. Berkes under the 1993 Plan. The note for Mr. Berkes’ loan provides for quarterly payments of interest at a floating market rate of interest reset on an annual basis. The maturity date for Mr. Berkes’ loan is May 31, 2007. Mr. Berkes’ stock option note is recourse to Mr. Berkes and secured by the Shares acquired with the loan, which Shares will not be released until the note is paid in full. Federal law prohibits the Trust from making any further loans to its executive officers or materially modifying the existing loans to Mr. Wood and Mr. Berkes.

      The following table sets forth the indebtedness to the Trust of the named executive officers as of March 24, 2004: [NOTE: This information is current as of February 25, 2004 and will be updated as of March 24, 2004.]

		Maximum	Current
		Outstanding	Balance of
Name	Title	during 2003	Notes

Donald C. Wood	President and Chief Executive Officer	290,000	290,000
Dawn M. Becker	Senior Vice President — General Counsel and Secretary	0	0
Jeffrey S. Berkes	Senior Vice President — Chief Investment Officer	333,000	333,000
Larry E. Finger	Senior Vice President — Chief Financial Officer and Treasurer	0	0

      Mr. Ordan, our non-executive Chairman of the Board, was named Chief Executive Officer of Sutton Place Group, LLC in December 2003. Sutton Place leases from the Trust approximately 20,000 square feet in the Trust’s Wildwood Shopping Center. Mr. Vassalluzzo is the Vice Chairman of Staples, Inc. which has leases with the Trust for approximately 91,000 square feet of space in five locations in the Trust’s portfolio. Each of the leases with Sutton Gourmet and Staples were negotiated at arms length and reflected market conditions at the time they were signed. As previously disclosed, the Board has determined that both Mr. Ordan and Mr. Vassalluzzo meet the NYSE independence requirements.

      In February 2004, in connection with the Trust’s relocating Mr. Berkes to our Santana Row office in California, the Trust acquired from Mr. Berkes his personal residence in Chevy Chase, Maryland for an aggregate price, including acquisition costs, of approximately $1,450,000. This price was agreed upon by the Trust and Mr. Berkes on the basis of appraisals prepared by qualified third party residential appraisers. The Trust intends to hold the house for so long as is necessary to complete an on-going renovation project at a cost of approximately $350,000 pursuant to a guaranteed maximum price contract assigned to the Trust. After completion of the renovation, the Trust intends to market the house for sale, and based on the opinion of an experienced real estate agent in the area, the Trust anticipates that it will be able to resell the house for at least the amount the Trust will have invested in the house.

      As part of Mr. Berkes’ relocation to the West Coast, the Trust will lease to Mr. Berkes for up to 8 months a villa at Santana Row at a monthly rent of $2,400. This amount is below market by approximately $1,450 per month. The Trust also will reimburse Mr. Berkes for reasonable out-of-pocket moving expenses and for storage costs for up to 8 months. In addition, if and when Mr. Berkes elects to purchase a house on the West Coast, the Trust will pay his closing costs, including up to one (1) point for his mortgage financing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      The Trustees and executive officers of the Trust are required by Section 16(a) of the Exchange Act to file reports of initial ownership and changes of ownership of the Trust’s Shares with the SEC and with the NYSE. To the Trust’s best knowledge, based solely on review of copies of such reports furnished to the Trust and written representations that no other reports were required, the required filings of all such Trustees and executive officers were filed timely, except for one late filing by Mr. Berkes which reflects the reallocation into other investments of $270 held in approximately 8 Shares in Mr. Berkes’ 401(k) account.

REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

      The following Report of the Nominating and Corporate Governance Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Trust filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Trust specifically incorporates this Report by reference therein.

      The Nominating and Corporate Governance Committee of the Trust is composed of four Trustees, each of whom meets the current independence requirements of the NYSE. Some of the primary responsibilities of the Nominating and Corporate Governance Committee are recommending individuals to stand for election to the Board, overseeing and planning for CEO succession, and general oversight of all of the Trust’s corporate governance functions. The Committee’s responsibilities are detailed in the Committee’s written charter that was first adopted on February 12, 2003, a copy of which is available in the Investor Information section of the Trust’s website: www.federalrealty.com. The Committee’s procedures for nominating trustees for election to the Board are detailed under “Item 1 — Election of Trustees.”

      In February 2003, the Board, on recommendation of the Committee, undertook a number of actions to bring the Trust into compliance with the proposed listing standards of the NYSE even though those standards were not adopted until November 2003. The Committee also undertook an overall review of a number of aspects of the Trust’s governance. Some of the highlights of the Committee’s activities during 2003 include:

•	completion of the succession of the Trust’s Chief Executive Officer;

•	appointment of an independent trustee as Chairman of the Board of Trustees;

•	adoption of new charters for the Trust’s Compensation Committee and the Nominating and Corporate Governance Committee and a revised charter for the Audit Committee;

•	adoption of corporate governance guidelines to address detailed Board operations;

•	adoption of a code of conduct applicable to employees, a code of ethics for senior financial officers and procedures for the submission of complaints regarding accounting, auditing and other matters;

•	institution of reviews of individual Trustees and of the Board as a whole; and

•	a comprehensive review, in conjunction with the Board, of the Trust’s available takeover defenses, which resulted in a number of changes affecting the Trust’s corporate governance. Those changes, including recommendations for shareholder approval, are described in “Item 2 — Amendment to Declaration of Trust to Change Permissible Size of Board” and in “Item 3 — Amendment to Declaration of Trust to Decrease Vote Required to Remove a Trustee With or Without Cause.”

      Copies of the Trust’s Corporate Governance Guidelines, the charters for each of the Audit, Compensation and Nominating and Corporate Governance Committees, the code of conduct, the code of ethics and complaint submission procedures are available in the Investor Information section of the Trust’s website: www.federalrealty.com.

Submitted by:

Kristin Gamble (Chair)
Amy B. Lane
Mark S. Ordan
Joseph S. Vassalluzzo

PROPOSALS TO AMEND THE TRUST’S DECLARATION OF TRUST

      As part of the ongoing efforts of the Board of Trustees to strengthen the Trust’s corporate governance and enhance shareholders’ rights, the Board of Trustees has reviewed the Trust’s Declaration of Trust (the “Declaration”) and determined that it is in the best interests of the Trust and its shareholders to amend the Declaration in two respects. Specifically, the Board of Trustees is recommending that the shareholders vote in favor of the following two amendments to the Declaration:

•	the amendment (described in Item 2 below) of Section 5.2 of the Declaration to increase the minimum number of members of the Board of Trustees from three to five and decrease the maximum number from fifteen to ten; and

•	the amendment (described in Item 3 below) of Section 5.3 of the Declaration to reduce the shareholder vote required to remove a Trustee with or without cause to two-thirds of the common shares outstanding (from its current level of 80%).

      Each shareholder may vote: (a) in favor of each amendment; (b) against each amendment; or (c) in favor of one amendment and against the other amendment. The approval of one amendment is not contingent on the approval of the other amendment.

      For the reasons discussed in Items 2 and 3 below, the Board of Trustees recommends that shareholders vote FOR the amendment described in Item 2 and FOR the amendment described in Item 3.

ITEM 2

Amendment of the Trust’s Declaration of Trust to
Change Permissible Size of the Board

Proposed Amendment to Declaration of Trust

      The Board of Trustees is proposing for shareholder approval an amendment of the Trust’s Declaration to change the permissible size of the Trust’s Board to allow the Board to consist of a minimum of five and a maximum of ten Trustees (instead of the current requirement of three to fifteen Trustees). The Board believes that the proposed amendment is in the best interests of the Trust and its shareholders. Specifically, the Board recommends that the shareholders approve the amendment of Section 5.2 of the Declaration, which establishes the permissible size of the Board, by deleting the proviso at the end of the first sentence thereof and replacing it with the following:

provided, however, that the total number of Trustees shall be at least five (5) and not more than ten (10).

Reasons for the Amendment

      The amendment to the Declaration is being proposed as part of the Trust’s ongoing efforts to strengthen its corporate governance and provide the shareholders with greater input and control as to the management of the Trust. This amendment and the amendment proposed in Item 3 below are just two of the changes that have been adopted or recommended by the Board as a result of this process. Both of these proposed amendments to the Declaration result from the Board’s comprehensive review of those aspects of the Trust’s governance structure which could be viewed as anti-takeover devices.

      Other changes that the Board has implemented as a result of this review include: (a) amending the Trust’s Bylaws and Corporate Governance Guidelines to provide that the Board will never include more than one Trustee who does not satisfy the independence requirements of the SEC and the NYSE; (b) amending the Trust’s shareholder rights plan to provide that it must be reviewed by the Board every three years and to increase the percentage ownership of Shares that will cause the plan to take effect from 15% to 20%; and (c) amending the Trust’s Bylaws to provide that the Board cannot unilaterally take advantage of the control share acquisition provisions of the Maryland statutes without first obtaining the approval of a majority of the Trust’s shareholders.

      The proposed amendment of the Declaration to limit the maximum size of the Board will help ensure that incumbent board members are not able to dilute the authority of Trustees that have been elected by the shareholders simply by increasing the size of the Board to 15 Trustees without the vote of the shareholders. In addition, setting a minimum size of at least five Trustees permits the Trust to maintain the Board at a number sufficient to include Trustees with all of the skill sets necessary to effectively oversee the Trust’s operations and management. The Board believes that a minimum Board size of five will permit adequate representation of these necessary skill sets and that permitting more than ten members of the Board could decrease the efficiency and manageability of the Board’s operations.

Effect of the Amendment

      Attached hereto as Appendix A is the form of Articles of Amendment to the Declaration (the “Articles of Amendment”) that will be filed with the Maryland State Department of Assessments and Taxation (the “SDAT”) if the shareholders approve, by the vote described below, both Items 2 and 3 of this proxy statement. If only this Item 2 is approved by the shareholders, the Articles of Amendment attached to this proxy statement will be modified to remove Paragraph 2 thereof and will be filed with the SDAT in that form.

      If approved by the requisite vote of the shareholders, the amendment to the Declaration that is described in this Item 2 will become effective at the time that the Articles of Amendment (modified as described in the paragraph immediately above, if necessary) are filed with and accepted for record by the SDAT (the “Effective

Time”). The filing is expected to be made as soon as practicable after the Annual Meeting if the proposed amendment is approved. At the Effective Time:

•	The Trust’s Declaration of Trust, as previously amended by the Articles Supplementary filed with the SDAT on November 26, 2001, will be further amended as set forth in the Articles of Amendment attached hereto as Appendix A, subject to the modification described above if only this Item 2 is approved; and

•	The size range of the Trust’s Board of Trustees will be limited to a minimum of five (5) Trustees and to a maximum of ten (10) Trustees.

      Currently, the Trust’s Board of Trustees consists of eight Trustees. As a result, the amendment will not result in or require any changes in the membership of the Board.

Required Vote

      The affirmative vote of at least a majority of the Shares outstanding and entitled to vote at the meeting is required to approve the amendment described in this Item 2.

No Dissenters’ Appraisal Rights

      Shareholders do not have dissenters’ appraisal rights in connection with this amendment.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSAL TO AMEND THE TRUST’S DECLARATION OF TRUST TO CHANGE THE PERMISSIBLE SIZE OF THE BOARD.

ITEM 3

Amendment of the Trust’s Declaration of Trust to
Decrease Vote Required to Remove a Trustee With or Without Cause

Proposed Amendment to Declaration of Trust

      The Board of Trustees also is proposing for shareholder approval an amendment of the Declaration to reduce the percentage of shareholder votes required to remove a Trustee, with or without cause, to two-thirds of the outstanding Shares (rather than the current requirement of 80% of the outstanding Shares). Specifically, the Board believes that it is in the best interest of the Trust and the shareholders to amend Section 5.3 of the Declaration by deleting the second sentence thereof in its entirety and inserting in its place, as the new second sentence thereof, the following:

Subject to the rights of holders of one or more classes or series of Preferred Shares to elect or remove one or more Trustees, a Trustee may be removed at any time, (i) with or without cause, at any meeting of the shareholders called for the purpose, by the affirmative vote of the holders of not less than two-thirds of the Shares then outstanding and entitled to vote thereon, or (ii) with cause, by the vote of all the other Trustees.

Reasons for the Amendment

      The amendment to the Declaration is being proposed as part of the Board’s ongoing efforts to strengthen the Trust’s corporate governance and in connection with its recent review of the Trust’s Declaration, including provisions that may be viewed as anti-takeover devices, as more particularly described above under “Item 2 — Amendment of the Trust’s Declaration of Trust to Change Permissible Size of Board.” In addition to the reasons described above, decreasing the vote required for shareholders to remove a Trustee will provide the shareholders with greater ability to control the composition of the Board between annual meetings of the shareholders.

Effect of the Amendment

      Attached hereto as Appendix A is the form of Articles of Amendment that will be filed with the SDAT if the shareholders approve, by the vote described below, both Items 2 and 3 of this proxy statement. If only this Item 3 is approved by the shareholders, and Item 2 of this proxy statement is not approved by the shareholders, the Articles of Amendment attached to this proxy statement will be modified solely to remove Paragraph 1 thereof and will be filed with the SDAT in that form.

      The amendment to the Declaration that is described in this Item 3 will become effective at the Effective Time. The filing is expected to be made as soon as practicable after the Annual Meeting if the proposed amendment is approved. At the Effective Time:

•	The Trust’s Declaration of Trust, as currently in effect, will be further amended as set forth in the Articles of Amendment attached hereto as Appendix A, subject to the modification described above if only this Item 3 is approved; and

•	Subject to the rights of holders of preferred shares to elect or remove Trustees, the shareholders may remove a Trustee at any time, with or without cause, at any meeting of the shareholders called for that purpose, by the affirmative vote of the holders of not less than 67% of the Shares then outstanding and entitled to vote.

Required Vote

      The affirmative vote of at least a majority of all of the Shares outstanding and entitled to vote at the meeting is required to approve the amendment described in this Item 3.

No Dissenters’ Appraisal Rights

      Shareholders do not have dissenters’ appraisal rights in connection with this amendment.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSAL TO AMEND THE TRUST’S DECLARATION OF TRUST TO DECREASE

VOTE REQUIRED TO REMOVE A TRUSTEE WITH OR WITHOUT CAUSE.

ITEM 4

Ratification of Independent Accountants

      The Audit Committee of the Board of Trustees has retained Grant Thornton LLP as the Trust’s independent accountant for the year ending December 31, 2004 and is asking the shareholders to ratify that selection. Our organizational documents do not require that our shareholders ratify the selection of Grant Thornton LLP as our independent accountant; however, we are seeking ratification because we believe that it is a matter of good corporate practice. If the ratification is not approved by a majority of the Shares voting on the matter, the Audit Committee may reconsider whether to retain Grant Thornton LLP. Even if the ratification is approved, the Audit Committee may change the appointment of Grant Thornton LLP at any time if it determines such a change would be in the best interests of the Trust and our shareholders.

      A representative of Grant Thornton LLP will be present at the Annual Meeting and will have the opportunity to make a statement and answer appropriate questions from shareholders.

      The Audit Committee believes that Grant Thornton LLP is well qualified to serve as the Trust’s independent accountant. Grant Thornton LLP has completed its registration with the Public Company Accounting Oversight Board and is familiar with our affairs and financial procedures, having served as our independent accountant since June 4, 2002 and having also served in that capacity for approximately 20 years prior to 1999. The Audit Committee is aware of certain litigation involving Grant Thornton LLP which is unrelated to the Trust. After lengthy discussions with representatives of Grant Thornton LLP and full consideration of the issues, the Committee is satisfied that these matters involving Grant Thornton LLP do not call into question the integrity of Grant Thornton LLP or impact its ability to audit the Trust’s financial statements.

      Pursuant to its charter, the Audit Committee must pre-approve all audit and non-audit services provided by Grant Thornton LLP. For 2004 the Audit Committee to date has approved Grant Thornton LLP’s providing to the Trust up to $75,000 of tax planning services in connection with the Trust’s acquisition and investment activities, none of which planning is permitted to relate to tax shelters, and up to $75,000 of comfort letter and similar services in connection with the Trust’s capital market transactions. The Audit Committee has concluded that Grant Thornton LLP’s providing these permissible non-audit services would not compromise Grant Thornton LLP’s independence. The Audit Committee may approve Grant Thornton LLP’s providing additional non-audit services for the Trust if it determines that it is in the best interests of the Trust for Grant Thornton LLP to provide those services and Grant Thornton LLP’s independence would not be compromised. All audit and non-audit services provided to the Trust by Grant Thornton LLP for the 2003 fiscal year are described under “Relationship With Independent Accountants” below.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE AUDIT COMMITTEE’S SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT ACCOUNTANT FOR 2004.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      Grant Thornton LLP has been selected as independent public accountant for the Trust for the current year, and has examined the Trust’s financial statements for the year ended December 31, 2003. Arthur Andersen LLP acted as the Trust’s independent accountant for the fiscal year ended December 31, 2001 through June 4, 2002 when Arthur Andersen was dismissed and replaced by Grant Thornton LLP. The decision to change accountants was made by the Board of Trustees on recommendation of the Trust’s Audit Committee. The reports of Arthur Andersen LLP for the year ended December 31, 2001 and the subsequent interim period (which lasted until Arthur Andersen LLP was dismissed as the Trust’s accountant on June 4, 2002) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Trust’s fiscal year ended December 31, 2001 and the subsequent interim period through June 4, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference thereto in its reports on the financial statements for those years. During the Trust’s fiscal year ended December 31, 2001 and the subsequent interim period until June 4, 2002, Grant Thornton LLP was not engaged as an independent accountant to audit the Trust’s financial statements, nor was it consulted regarding the application of the Trust’s accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Trust’s financial statements.

      During fiscal years 2002 and 2003, the Trust retained Arthur Andersen LLP (from January 1, 2002 to June 4, 2002) and Grant Thornton LLP (from June 4, 2002 through December 31, 2003) to provide services in the following categories and amounts:

		2002
	2003
	Grant Thornton	Arthur Andersen	Grant Thornton
	LLP	LLP	LLP

Audit Fees	$180,200	$126,100	$131,600
Audit-Related Fees(1)	71,400	89,200	115,700
Tax Fees(2)	188,700	137,700	203,700
All Other Fees(3)	0	47,300	1,200

Total	$440,300	$400,300	$452,200

(1)	Principally audits of employee benefit plans and other entities, quarterly reviews and comfort letters, and work performed in connection with SEC registration statements and other securities offerings.

(2)	Preparation of Trust and partnership federal and state tax returns, earnings and profits calculations and requested tax research, none of which research related to tax shelters.

(3)	Research on compensation and joint venture issues.

      Since Grant Thornton LLP was retained in 2002, the Audit Committee has approved in advance all fees paid to and services provided by Grant Thornton LLP. In accordance with the Audit Committee Charter, prior to approving Grant Thornton LLP’s providing any non-audit services, the Audit Committee assesses whether the provision of those services would compromise Grant Thornton LLP’s independence.

      The Audit Committee has determined that the provision of non-audit services by Grant Thornton LLP in 2003 was compatible with maintaining auditor independence.

REPORT OF THE AUDIT COMMITTEE

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Trust filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Trust specifically incorporates this Report by reference therein.

      The Audit Committee of the Trust is composed of four Trustees, each of whom meets the current independence and experience requirements of the NYSE and the SEC. Since April 15, 2003, the Committee has included an audit committee financial expert. The Committee operates under a written charter which was initially adopted May 3, 2000 and was amended and restated on February 12, 2003 to incorporate new SEC regulations and the new listing standards that, at the time, were proposed by the NYSE and have now been adopted. A complete copy of the Audit Committee charter is available in the Investor Information section of the Trust’s website: www.federalrealty.com.

      Management is primarily responsible for the Trust’s financial statements and reporting process. The Trust’s independent auditing firm, Grant Thornton LLP, is responsible for performing an independent audit of the Trust’s financial statements in accordance with generally accepted accounting principles (“GAAP”) and for issuing a report on those statements. The Committee oversees the financial reporting process on behalf of the Board.

      The Committee meets at least quarterly and at such other times as it deems necessary or appropriate to carry out its responsibilities. Those meetings include, whenever appropriate, executive sessions with the Trust’s independent accountant without management being present. The Committee met five times during 2003, including four executive sessions with the Trust’s outside accountant, and the Chairman of the Committee met individually on a number of occasions with the Trust’s outside accountant, internal auditor and management. In the course of fulfilling its oversight responsibilities, the Committee met with both management and the Trust’s outside accountant to review and discuss all annual financial statements and quarterly operating results prior to their issuance. Management advised the Committee that all financial statements were prepared in accordance with GAAP. The Committee also discussed with the Trust’s outside accountant matters required to be discussed pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, including the reasonableness of judgments and the clarity and completeness of financial disclosures. In addition, the Committee discussed with Grant Thornton LLP matters relating to its independence and has received from Grant Thornton LLP the written disclosures and letter required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee also has received from Grant Thornton LLP and reviewed the internal quality control report required to be reviewed pursuant to Section 303A.07(c)(iii)(A) of the NYSE listing standards.

      A primary focus of the Committee during 2003 was establishing the Trust’s internal audit function. After discussions with management, the Committee determined that it was best to retain an outside third party to carry out the Trust’s internal audit function. The Committee interviewed three outside firms and ultimately selected Reznick, Fedder and Silverman as the Trust’s internal auditor. The Committee worked with Reznick, Fedder and Silverman to prioritize Reznick’s review of the Trust’s internal controls, focusing first on those areas of the Trust’s operations where money is received (such as lease administration) and significant amounts of money are expended (such as redevelopment projects). The Committee is currently evaluating the internal control report prepared by Reznick, and its recommendations, for the initial areas of the Trust’s operations reviewed by Reznick. The Committee will oversee Reznick and management in implementing those recommendations made by Reznick which the Committee deems necessary and appropriate. Reznick is continuing its evaluation of other aspects of the Trust’s internal controls and will provide periodic reports to the Committee which the Committee will use to evaluate and improve the Trust’s internal controls.

      Two other key actions taken by the Committee during 2003 demonstrate the Committee’s commitment to providing shareholders with the best possible oversight of the Trust’s financial reporting process. First, David W. Faeder was added to the Committee as the Trust’s “audit committee financial expert.” Mr. Faeder’s appointment to the Committee has added even more depth to the financial and accounting skills already represented on the Committee. Second, the Committee and the Board have elected to present shareholders with the opportunity to ratify the Trust’s selection of Grant Thornton LLP as the Trust’s independent accountant for 2004. The ratification process will inform the Committee whether shareholders have a similar level of confidence in Grant Thornton’s ability to provide quality auditing services to the Trust as does the Committee. A more detailed description of the ratification process and the Committee’s reasons for seeking ratification can be found under “Item 4 — Ratification of Independent Accountants.”

      On the basis of the reviews and discussions the Committee has had with the Trust’s independent accountant, internal auditor and management, the Committee recommended to the Board of Trustees that the Board approve the inclusion of the Trust’s audited financial statements in the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC.

Submitted by:

Walter F. Loeb (Chair)

David W. Faeder*
Kristin Gamble
Joseph S. Vassalluzzo

*	Mr. Faeder joined the Board of Trustees and the Committee in April 2003 and thus did not participate in the Committee’s activities that occurred prior to that time.

ANNUAL REPORT

      A copy of the Trust’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the SEC (“Annual Report”), will be mailed without charge to shareholders upon request. Requests should be addressed to the Trust, 1626 East Jefferson Street, Rockville, Maryland 20852, Attention: Mr. Andrew Blocher, Vice President — Capital Markets and Investor Relations. The Form 10-K includes certain exhibits, which will be provided only upon payment of a fee covering the Trust’s reasonable expenses for copying and mailing. A copy of the Annual Report is also available online at www.federalrealty.com.

SOLICITATION OF PROXIES, SHAREHOLDER PROPOSALS AND OTHER MATTERS

      The cost of this solicitation of proxies will be borne by the Trust. In addition to the use of the mail, Trust officials may solicit proxies in person and by telephone or facsimile, and may request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of Shares.

      Proposals of shareholders intended to be presented at the 2005 Annual Meeting, including nominations for persons for election to the Board of Trustees, must be received by the Trust no later than December 2, 2004 to be considered for inclusion in the Trust’s proxy statement and form of proxy relating to such meeting.

      The Trustees know of no other business to be presented at the Annual Meeting. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their discretion.

      You are urged to complete, sign, date and return your proxy promptly to make certain your Shares will be voted at the Annual Meeting. For your convenience in returning the proxy, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States. If you prefer, you may vote either by telephone (1-800-PROXIES) or on the Internet (www.voteproxy.com) by following the instructions on your proxy card.

For the Trustees,

/s/ Dawn M. Becker

Dawn M. Becker
Senior Vice President — General Counsel and Secretary

YOUR PROXY IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

PLEASE SUBMIT IT TODAY.

Appendix A

ARTICLES OF AMENDMENT OF

DECLARATION OF TRUST OF
FEDERAL REALTY INVESTMENT TRUST

      The undersigned, having been authorized by the Board of Trustees (the “Board”) of Federal Realty Investment Trust, a Maryland real estate investment trust (the “Trust”), does hereby certify pursuant to the provisions of Article X of the Declaration of Trust of the Trust (the “Declaration of Trust”) filed with the Maryland State Department of Assessments and Taxation on May 21, 1999, and in accordance with the applicable provisions of Maryland law that:

A. The Board has adopted resolutions to amend the Declaration of Trust as hereinafter set forth and has declared that such amendment is advisable.

B. Pursuant to Section 10.3(b) of the Declaration of Trust, the amendment to the Declaration of Trust set forth below shall be approved by the shareholders of the Trust by the affirmative vote of at least a majority of all the votes entitled to be cast on the matter.

C. The amendment has been approved by the shareholders of the Trust by the affirmative vote of at least a majority of the shareholders entitled to notice of, and to vote at, the Annual Meeting of the shareholders of the Trust held on May 5, 2004.

      Therefore, the Declaration of Trust is hereby amended as follows.

1. Section 5.2 is hereby amended by deleting the proviso at the end of the first sentence thereof and replacing it with the following: “provided, however, that the total number of Trustees shall be at least five (5) and not more than ten (10).”

2. Section 5.3 is hereby amended by deleting the second sentence in its entirety and inserting in its place, as the second sentence thereof, the following:

      Subject to the rights of holders of one or more classes or series of Preferred Shares to elect or remove one or more Trustees, a Trustee may be removed at any time, (i) with or without cause, at any meeting of the shareholders called for the purpose, by the affirmative vote of the holders of not less than two-thirds of the Shares then outstanding and entitled to vote thereon, or (ii) with cause, by the vote of all the other Trustees.

A-1

      IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be signed and executed in its corporate name by Donald C. Wood, its President and Chief Executive Officer, attested by Dawn M. Becker, its Secretary, and its corporate seal to be hereunto affixed on this                               day of May, 2004.

ATTEST:	FEDERAL REALTY INVESTMENT TRUST, a Maryland real estate investment trust

By: Dawn M. Becker Senior Vice President — General Counsel and Secretary	By: Donald C. Wood President and Chief Executive Officer

[Corporate Seal]

      I, Donald C. Wood, the President and Chief Executive Officer of the Trust, acknowledge: (a) that I have been authorized by the Board of Trustees of the Trust to file these Articles of Amendment with the Maryland State Department of Assessments and Taxation; (b) that these Articles of Amendment are the act of the Trust; and (c) that, as to all matters or facts required to be verified under oath, these matters and facts are, to the best of my knowledge, information and belief, true in all material respects and that this statement is made under the penalties of perjury.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the                               day of May, 2004.

FEDERAL REALTY INVESTMENT TRUST

By: Donald C. Wood President and Chief Executive Officer

A-2

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FEDERAL REALTY INVESTMENT TRUST

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

     The undersigned, a shareholder of Federal Realty Investment Trust (the “Trust”), hereby constitutes and appoints LARRY E. FINGER and DAWN M. BECKER, or either of them, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution in each of them, for and in the name of the undersigned, to vote and otherwise act at the Annual Meeting of Shareholders of the Trust to be held at Woodmont Country Club, 1201 Rockville Pike, Rockville, Maryland on Wednesday, May 5, 2004 at 10:00 a.m., or at any postponement or adjournment thereof, with respect to all of the Common Shares of Beneficial Interest of the Trust which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present, on the following matters.

     The undersigned hereby ratifies and confirms all that the aforesaid attorneys and proxies may do hereunder.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and of the accompanying Proxy Statement and revokes any proxy previously given with respect to the Annual Meeting.

(Continued and to be signed on the reverse side)

■	14475 ■

ANNUAL MEETING OF SHAREHOLDERS OF

FEDERAL REALTY INVESTMENT TRUST

May 5, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

êPlease detach along perforated line and mail in the envelope provided.ê

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This Proxy when properly executed will be voted as directed by the undersigned shareholder.
IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 THROUGH 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	To elect the following Trustees for terms expiring as set forth in the accompanying Proxy Statement.

NOMINEES:

	☐ FOR ALL NOMINEES	O	David W. Faeder
		O	Kristin Gamble

☐ WITHHOLD AUTHORITY
FOR ALL NOMINEES

The Board of Trustees unanimously recommends a vote FOR the two nominees.
☐ FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	To amend the Trust’s Declaration of Trust to change the permissible size of the Board from a range of 3 to 15 Trustees to a range of 5 to 10 Trustees.	☐	☐	☐

The Board of Trustees unanimously recommends a vote FOR the Amendment to the Declaration of Trust.

		FOR	AGAINST	ABSTAIN
3.	To amend the Trust’s Declaration of Trust to decrease the vote required by	☐	☐	☐
shareholders to remove a Trustee with or without cause from 80% to 67%.

The Board of Trustees unanimously recommends a vote FOR the Amendment to the Declaration of Trust.

		FOR	AGAINST	ABSTAIN
4.	To ratify the appointment of Grant Thornton LLP as the Trust’s independent accountants for the fiscal year ending December 31, 2004.	☐	☐	☐

The Board of Trustees unanimously recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as the Trust’s independent accountants for the fiscal year ending December 31, 2004.

5.	In their discretion, on any other matters properly coming before the meeting or any postponement or adjournment thereof.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ANNUAL MEETING OF SHAREHOLDERS OF

FEDERAL REALTY INVESTMENT TRUST

May 5, 2004

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

êPlease detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.ê

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This Proxy when properly executed will be voted as directed by the undersigned shareholder.
IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 THROUGH 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	To elect the following Trustees for terms expiring as set forth in the accompanying Proxy Statement.

NOMINEES:

	☐ FOR ALL NOMINEES	O	David W. Faeder
		O	Kristin Gamble

☐ WITHHOLD AUTHORITY
FOR ALL NOMINEES

The Board of Trustees unanimously recommends a vote
		FOR the	two nominees.

☐ FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	To amend the Trust’s Declaration of Trust to change the permissible size of the Board from a range of 3 to 15 Trustees to a range of 5 to 10 Trustees.	☐	☐	☐

The Board of Trustees unanimously recommends a vote FOR the Amendment to the Declaration of Trust.

		FOR	AGAINST	ABSTAIN
3.	To amend the Trust’s Declaration of Trust to decrease the vote required by	☐	☐	☐
shareholders to remove a Trustee with or without cause from 80% to 67%.

The Board of Trustees unanimously recommends a vote FOR the Amendment to the Declaration of Trust.

		FOR	AGAINST	ABSTAIN
4.	To ratify the appointment of Grant Thornton LLP as the Trust’s independent	☐	☐	☐
accountants for the fiscal year ending December 31, 2004.

The Board of Trustees unanimously recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as the Trust’s independent accountants for the fiscal year ending December 31, 2004.

5.	In their discretion, on any other matters properly coming before the meeting or any postponement or adjournment thereof.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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